UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SYCAMORE NETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYCAMORE NETWORKS, INC.

220 Mill Road

Chelmsford, Massachusetts 01824

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 30, 2007

To the Stockholders of Sycamore Networks, Inc.:

The Annual Meeting of Stockholders of Sycamore Networks, Inc., a Delaware corporation (the “Corporation”), will be held on July 30, 2007 at 9:00 a.m., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824 to consider and act upon the following matters:

1.	To elect two (2) members of the Board of Directors to serve for three-year terms as Class I Directors and until their respective successors are elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending July 31, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of June 21, 2007, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

Alan R. Cormier
Secretary

Mail Date: July 9, 2007

In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Alternative voting methods are also available via the Internet or by telephone. Please reference the enclosed proxy card or voting card for additional information.

SYCAMORE NETWORKS, INC.

220 Mill Road

Chelmsford, Massachusetts 01824

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

July 30, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sycamore Networks, Inc. (the “Corporation”) for use at the Annual Meeting of Stockholders to be held on July 30, 2007 (the “Annual Meeting”) at 9:00 a.m., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824, and any adjournments thereof. This Proxy Statement and the form of proxy were first mailed to stockholders on or about July 9, 2007.

Only stockholders of record as of June 21, 2007 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof. As of that date, 279,663,993 shares of common stock, $.001 par value (the “Common Stock”), of the Corporation were outstanding and eligible to be voted. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

This Proxy Statement relates to the Corporation’s fiscal year ended July 31, 2006 and, unless otherwise noted, the information contained herein is as of July 31, 2006. The Corporation expects to have an annual meeting of stockholders relating to its fiscal year ended July 31, 2007 in or about December 2007. In connection therewith, the Corporation will disseminate proxy materials containing information relating to its fiscal year ended July 31, 2007 prior to that annual meeting.

VOTING SECURITIES AND VOTES REQUIRED

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the Record Date is entitled to one vote. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting.

In the election of directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors.

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter at the Annual Meeting is necessary to ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending July 31, 2007. Abstentions and broker non-votes will have no effect upon the outcome of voting with respect to the ratification of the selection of the independent registered public accounting firm.

The persons named as proxies are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

Voting Shares Registered Directly in the Name of the Stockholder

Stockholders with shares registered directly in their name in the Corporation’s stock records maintained by the Corporation’s transfer agent, Computershare Investor Services may vote their shares (1) through the Internet, (2) by making a toll-free telephone call from the U.S. and Canada to Computershare or (3) by mailing their signed proxy card. Specific voting instructions are set forth on the enclosed proxy card. Votes submitted through the Internet or by telephone through Computershare must be received by 11:59 P.M. on July 29, 2007.

Voting Shares Registered in the Name of a Brokerage Firm or Bank

Stockholders with shares registered in the name of a brokerage firm or bank participating in the ADP Investor Communication Services program may vote their shares (1) through the Internet, (2) by telephone in accordance with the instructions set forth on the voting card or (3) by mailing their signed voting card. Votes submitted through the Internet or by telephone through the ADP program must be received by ADP Investor Communication Services by 11:59 P.M. on July 29, 2007.

Revocation of Proxies Previously Submitted

To revoke a proxy previously submitted electronically through the Internet or by telephone, a stockholder may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked. A stockholder may revoke a proxy previously submitted by mail by notifying the Secretary of the Corporation in writing that the proxy has been revoked or by voting in person at the Annual Meeting.

Delivery of Proxy Materials and Annual Report to Households

The rules promulgated by the Securities and Exchange Commission (the “Commission”) permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, will receive only one copy of the Corporation’s annual report and this Proxy Statement. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate annual reports and proxy statements for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate annual report and/or proxy statement without charge by sending a written request to Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824, Attention: Investor Relations, or by calling the Corporation at (978) 250-2900. The Corporation will promptly deliver an annual report and/or proxy statement upon request. Householding does not apply to stockholders with shares registered directly in their name.

Expenses and Solicitation

The cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by certain of the Corporation’s directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Corporation has retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to act as proxy solicitor in conjunction with the Annual Meeting. The Corporation has agreed to pay Georgeson a fee of approximately $6,500 plus reimbursement of reasonable out-of-pocket expenses. The Corporation may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

In accordance with the Corporation’s Amended and Restated Certificate of Incorporation, the Corporation’s Board of Directors (the “Board”) is divided into three classes, each of whose members serve for a staggered three-year term. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders related to the fiscal year in which such term expires.

The terms for our two current Class I Directors, Timothy A. Barrows and John W. Gerdelman, will expire at this Annual Meeting. Upon the recommendation of the Nominating Committee, the Board has decided to nominate a new Class I Director to replace Mr. Barrows. Robert E. Donahue and Mr. Gerdelman have been nominated for election by the Board upon the recommendation of the Nominating Committee and have indicated their willingness to serve, if elected. However, if either of the nominees should be unable or unwilling to serve, the proxies will be voted for a substitute nominee designated by the Board or for fixing the number of directors at a lesser number. If elected, Messrs. Donahue and Gerdelman will hold office until the annual meeting of stockholders related to the fiscal year ended July 31, 2009 and until their respective successors are duly elected and qualified.

The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the age of each nominee or director, the positions currently held by each nominee or director with the Corporation, the annual meeting of stockholders at which each nominee’s or director’s current term will expire and the class of director of each nominee or director.

Nominee or Director’s Name and Year Nominee or Director First Became a Director	Age	Position(s) Held	Annual Meeting at which Term Expires	Class of Director
Gururaj Deshpande (1998)	56	Chairman of the Board of Directors	2007	II
Daniel E. Smith (1998)	57	President, Chief Executive Officer and Director	2008	III
Paul W. Chisholm (2002)	58	Director	2008	III
Robert E. Donahue	59	Nominee for Director	N/A	I
Paul J. Ferri (1998)	68	Director	2007	II
John W. Gerdelman (1999)	54	Director	2006	I

Business Experience of Nominees

The Nominees to serve for three-year terms as Class I Directors and until their respective successors are elected and qualified are:

Robert E. Donahue is a new nominee to the Board. Mr. Donahue has been the President and Chief Executive Officer of Authorize.Net Holdings, Inc., (formerly, Lightbridge, Inc.) a leading transaction processing company, since August 2004. Mr. Donahue has been a member of Authorize.Net’s board of directors since January 2004. From November 2003 to January 2004, Mr. Donahue provided financial consulting services to KO Instruments, Inc., an electronic instruments manufacturer. From November 2002 until November 2003, Mr. Donahue was Vice President and General Manager, Americas After Market Solutions at Celestica, Inc., an electronics manufacturing services provider. From October 2000 to March 2002, Mr. Donahue was President and Chief Operating Officer of Manufacturers Services, Ltd., an electronics manufacturing services company. From January 1999 to October 2000, Mr. Donahue was the President and Chief Financial Officer at Manufacturers Services, Ltd. and from August 1997 to January 1999, he was the Chief Financial Officer of that company.

John W. Gerdelman has served as a director since September 1999. Since January 2004, Mr. Gerdelman has been the Executive Chairman of Intelliden Corporation, a company which he co-founded that provides software solutions that enable networks to operate more intelligently by automating network change management and enforcing business policy in network operations. From April 2002 through December 2003, Mr. Gerdelman was the Chief Executive Officer for Metromedia Fiber Networks during its bankruptcy reorganization. From January 2000 through March 2002, Mr. Gerdelman worked with several new ventures as Managing Member of mortonsgroup, LLC. From April 1999 through December 1999, Mr. Gerdelman was President and Chief Executive Officer of USA.Net Inc. Previously, Mr. Gerdelman had served as an Executive Vice President at MCI Corporation. Mr. Gerdelman also serves on the board of directors of Brocade Communications Systems, Inc., a storage area network company.

Business Experience of Other Directors

Gururaj Deshpande has served as Chairman of the Corporation’s Board since its inception in February 1998. Mr. Deshpande served as the Corporation’s Treasurer and Secretary from February 1998 to June 1999 and as the Corporation’s President from February 1998 to October 1998. Before co-founding the Corporation, Mr. Deshpande co-founded Cascade Communications Corp., a provider of wide area network switches. From October 1990 to April 1992, Mr. Deshpande served as President of Cascade and from April 1992 to June 1997, he served as Cascade’s Executive Vice President of Marketing and Customer Service. Mr. Deshpande was a member of the board of directors of Cascade since its inception and was chairman of the board of directors of Cascade from 1996 to 1997.

Paul J. Ferri has served as a director since February 1998. Mr. Ferri has been a general partner of Matrix Partners, a venture capital firm, since February 1982.

Daniel E. Smith has served as the Corporation’s President, Chief Executive Officer and as a member of the Corporation’s Board since October 1998. From June 1997 to July 1998, Mr. Smith was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment. Mr. Smith was also a member of the board of directors of Ascend Communications, Inc. during that time. From April 1992 to June 1997, Mr. Smith served as President and Chief Executive Officer and a member of the board of directors of Cascade Communications Corp., a provider of wide area network switches.

Paul W. Chisholm has served as a director since October 2002. Mr. Chisholm has been Chairman and Chief Executive Officer of mindSHIFT Technologies, a provider of managed information technology infrastructure services, since September 2003. Since March 2001, Mr. Chisholm has been President of Paul Chisholm Inc., providing business and telecommunications consulting services to venture capital firms. From December 1996 to January 2001, Mr. Chisholm was President and Chief Executive Officer of COLT Telecom Group plc, a European-based provider of business communication services. From February 1995 to December 1996, Mr. Chisholm served as President of COLT and from July 1992 to February 1995 he served as Managing Director. Mr. Chisholm was a member of the board of directors of COLT from December 1996 to December 2005.

There are no family relationships among any of the directors, nominees or executive officers of the Corporation. None of the corporations or other organizations referred to above with which a director or nominee has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Corporation.

Business Code of Ethics

The Corporation has a Business Code of Ethics, which is applicable to all directors, officers and employees of the Corporation. If the Corporation amends or waives the Business Code of Ethics with respect to a director or executive officer, it will make public disclosure of the waiver no later than its next periodic filing with the

Securities and Exchange Commission. The Business Code of Ethics is available in the Corporate Information section of our website at www.sycamorenet.com and a printed copy will be provided upon request.

Director Independence

The Board has affirmatively determined that none of the following directors or nominee has a material relationship with the Corporation (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Corporation): Paul W. Chisholm, Robert E. Donahue, Paul J. Ferri and John W. Gerdelman. In determining independence, the Board will be guided by the definitions of “independent director” in the listing standards of The NASDAQ Global Select Stock Market and applicable laws and regulations.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

In addition, although the Corporation does not have a policy for director attendance at our Annual Meeting, each of our directors is invited and encouraged to attend the Annual Meeting. One of our directors was in attendance at the fiscal 2005 Annual Meeting.

Board of Directors and Committees

During fiscal year 2006, the Board held 24 meetings. No director attended fewer than 75% of such meetings of the Board and the Committees on which he serves. The Board has determined that all members of the Audit, Compensation, Nominating and Special Litigation Committees are independent as defined by the applicable listing requirements of the NASDAQ Global Select Stock Market. The members of the committees as of July 31, 2006 are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating Committee	Special Litigation Committee
Gururaj Deshpande
Daniel E. Smith
Timothy A. Barrows		X
Paul W. Chisholm	Chair		X	X
Paul J. Ferri	X	Chair
John W. Gerdelman	X		X	X

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, reviews the professional services provided by the Corporation’s independent registered public accounting firm, the independence of such independent registered public accounting firm from the Corporation’s management and the Corporation’s annual and quarterly financial statements. The Audit Committee also reviews such other matters with respect to the Corporation’s accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. Mr. Gerdelman currently serves as the Financial Expert of the Audit Committee, as defined by rules of the Commission enacted under Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee is governed by a charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our website at www.sycamorenet.com. A copy of the charter is also available in print to stockholders upon request, addressed to Sycamore Networks, Inc., Attn: Secretary, 220 Mill Road, Chelmsford, Massachusetts 01824. During fiscal 2006, the Audit Committee held nine meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee.”

Compensation Committee

The Compensation Committee is responsible for reviewing the performance and compensation levels for executive officers, approving salary and bonus levels for these individuals and making recommendations to the Board for restricted stock awards or option grants for these individuals under the Corporation’s stock option plans. The objectives of the Compensation Committee are to ensure executive officer compensation correlates with the Corporation’s business objectives and financial performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long-term success of the Corporation. The Compensation Committee will seek to reward executives in a manner consistent with the Corporation’s annual and long-term performance goals and to recognize individual initiative and achievement among executive officers. During fiscal 2006, the Compensation Committee held six meetings. For additional information concerning the Compensation Committee, see “Compensation Committee Report on Executive Compensation.” In February 2007, the Compensation Committee adopted a charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our website at www.sycamorenet.com.

Nominating Committee

The functions of the Nominating Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Corporation;

•	recommending to the Board directors to serve on committees of the Board; and

•	advising the Board with respect to matters of Board composition and procedures.

The Nominating Committee is governed by a charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our corporate website at www.sycamorenet.com. A copy of the charter is also available in print to stockholders upon request, addressed to Sycamore Networks, Inc., Attn: Secretary, 220 Mill Road, Chelmsford, Massachusetts 01824.

The Nominating Committee met twice during fiscal 2006.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of that person’s ownership of the Corporation’s stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Corporation and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Corporation’s most recent annual meeting of stockholders. Because this Annual Meeting was delayed by more than 30 days from the anniversary date of last year’s annual meeting, the deadline for submission of director nominations was extended until June 25, 2007. The Nominating Committee did not receive any stockholder nominee recommendations for the Annual Meeting.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Corporation are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Corporation and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific knowledge, experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Corporation.

The Nominating Committee may use any number of methods to identify potential nominees, including personal, management, and industry contacts, recruiting firms and, as described above, candidates recommended by stockholders. The Nominating Committee did not engage any third party recruiting firms to identify nominees in fiscal 2006.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee would contact the person. Generally, if the person expressed a willingness to be considered and to serve on the Board, the Nominating Committee would request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate, may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments and may seek management input on the candidate. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Special Litigation Committee

The Special Litigation Committee is a temporary committee of the Board. The members are independent directors who are not defendants in the securities class action litigation pending against the Corporation. The purpose of the committee is to determine whether and on what terms the Corporation should enter into agreements to settle that litigation. During fiscal 2006, the Special Litigation Committee did not hold any meetings.

Compensation of Directors

The Corporation reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board and committees. Each non-employee director receives an annual retainer of $30,000, which is paid on a quarterly basis. Pursuant to the Corporation’s 1999 Non-Employee Director Stock Option Plan (the “Director Option Plan”), all non-employee directors of the Corporation are automatically granted non-qualified stock options to purchase 90,000 shares of Common Stock which vests over three years upon their initial appointment to the Board. Thereafter, on an annual basis immediately following each annual meeting of stockholders, each non-employee director is granted an option to purchase 30,000 shares of Common Stock which vests in one year. Under the plan, options are fully exercisable on the date of grant; however, shares purchased on exercise of such options are subject to repurchase by the Corporation if the non-employee director does not remain on the Board through the completion of the applicable vesting period. The exercise price per share of all options granted under the Director Option Plan is equal to the fair market value of the Corporation’s Common Stock on the date of grant, and such options expire on the date which is ten years from the date of option grant. At the annual meeting of stockholders held on December 19, 2005, each of the following non-employee directors received an option to purchase 30,000 shares of Common Stock with an exercise price of $4.81 per share: Messrs. Barrows, Chisholm, Ferri and Gerdelman.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Board has selected PricewaterhouseCoopers LLP as its independent registered public accounting firm to audit the financial statements of the Corporation for the year ending July 31, 2007. PricewaterhouseCoopers LLP has acted as the Corporation’s independent registered public accounting firm since the Corporation’s inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the Board’s selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for fiscal year 2007, the Board will reconsider the matter at its next meeting.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Corporation by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended July 31, 2006 and July 31, 2005:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$460,000	$546,000
Audit-Related Fees	855,200	453,700
Tax Fees	129,300	179,200

Total Fees	$1,444,500	$1,178,900

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of the Corporation’s financial statements and of its internal control over financial reporting for the fiscal years ended July 31, 2006 and July 31, 2005, and for reviews of the interim financial statements included in the Corporation’s quarterly reports on Form 10-Q.

Audit-Related Fees. Consists of fees billed for professional services rendered for audit-related services including consultations on other financial accounting and reporting related matters. Audit-related fees for fiscal 2005 and 2006 include fees in connection with the independent investigations into stock option accounting conducted under the direction of the Audit Committee.

Tax Fees. Consists of fees billed for professional services relating to tax compliance and other tax services including tax planning and advisory services.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the audit, audit-related fees and tax fees for fiscal 2006 and 2005 were pre-approved.

Recommendation of the Board of Directors

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm.

COMPENSATION AND OTHER INFORMATION CONCERNING

EXECUTIVE OFFICERS

Executive Officers of the Corporation

Set forth below is information concerning our current executive officers and their ages as of July 31, 2006.

Name	Age	Position
Daniel E. Smith	56	President, Chief Executive Officer and Director

Richard J. Gaynor	46	Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary

John E. Dowling	53	Vice President, Operations

Araldo Menegon	47	Vice President, Worldwide Sales and Support

Kevin J. Oye	48	Vice President, Systems and Technology

Alan R. Cormier	55	General Counsel

Daniel E. Smith has served as our President, Chief Executive Officer and as a member of our Board of Directors since October 1998. From June 1997 to July 1998, Mr. Smith was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment. Mr. Smith was also a member of the board of directors of Ascend Communications, Inc. during that time. From April 1992 to June 1997, Mr. Smith served as President and Chief Executive Officer and a member of the board of directors of Cascade Communications Corp.

Richard J. Gaynor has served as our Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Secretary since October 2004. From January 2001 to September 2004, Mr. Gaynor was Vice President, Corporate Controller and Principal Accounting Officer of Manufacturers Services, Ltd., a global provider of sub-contract electronic manufacturing services. From January 2000 to January 2001, Mr. Gaynor was Chief Financial Officer of Evans and Sutherland Computer Corporation, a developer and manufacturer of flight simulation hardware and software. From March 1994 to December 1999, Mr. Gaynor was Vice President of Finance and Operations Controller at Cabletron Systems, Inc., a global provider of enterprise networking products.

John E. Dowling has served as our Vice President of Operations since August 1998. From July 1997 to August 1998, Mr. Dowling served as Vice President of Operations of Aptis Communications, a manufacturer of carrier-class access switches for network service providers. Mr. Dowling served as Vice President of Operations of Cascade Communications Corp. from May 1994 to June 1997.

Araldo Menegon served as our Vice President of Worldwide Sales and Support from August 2002 to September 2006. From April 2001 to June 2002, Mr. Menegon served as Senior Vice President of Worldwide Sales and Field Operations for Tenor Networks, a provider of networking equipment. From August 1999 to March 2001, Mr. Menegon served as Area Operations Director for Cisco Systems, Inc. From July 1997 to July 1999, Mr. Menegon served as Director of Service Provider Operations for Cisco Canada. Prior to joining Cisco in July 1996, Mr. Menegon spent 14 years with NCR and held several senior management positions, including an international assignment with NCR’s Pacific Group from January 1988 to February 1992. Mr. Menegon resigned from his position as Vice President of Worldwide Sales and Support effective September 6, 2006. John B. Scully joined the Corporation as Vice President of Worldwide Sales and Support pursuant to a letter arrangement dated September 6, 2006. For more information on Mr. Scully’s employment with the Corporation and Mr. Menegon’s resignation, please see the discussion below under “Employment and Other Arrangements.”

Kevin J. Oye has served as our Vice President of Systems and Technology since November 2001. From October 1999 through October 2001, Mr. Oye served as our Vice President of Business Development. From March 1998 to October 1999, Mr. Oye served as Vice President of Strategy and Business Development at Lucent Technologies, Inc. and from September 1993 to March 1998, Mr. Oye served as the Director of Strategy, Business Development, and Architecture at Lucent Technologies, Inc. From June 1980 to September 1993, Mr. Oye held various positions with AT&T Bell Laboratories where he was responsible for advanced market planning as well as development and advanced technology management.

Alan R. Cormier has served as our General Counsel and Secretary since November 2006. From December 2004 to November 2006, Mr. Cormier served as our General Counsel and Assistant Secretary. From July 2000 through March 2004 he was Vice President, General Counsel and Secretary of Manufacturers’ Services, Ltd., a contract manufacturing company. Mr. Cormier served, from January 2000 through July 2000, as Vice President, General Counsel and Clerk of Dynamics Research Corporation, a provider of information technology, engineering, logistics and other consulting services to federal and state agencies. Prior to that, he spent several years in senior positions in the legal department of Wang Global Corporation (formerly Wang Laboratories, Inc.).

Compensation Committee Report on Executive Compensation

Sycamore operates in the competitive and rapidly changing high technology industry. The Compensation Committee of the Board (the “Committee”) believes that executive officer compensation should be determined based on the achievement of a combination of individual and business objectives as well as on an analysis of competitive compensation data. Our compensation program for our named executive officers is designed to be competitive with comparable employers and to attract, retain and reward executive officers who contribute to the long-term success of the Corporation. The Committee seeks to attract, retain and motivate executive officers through a total compensation package which includes (i) base salary, (ii) bonuses and (iii) long-term, equity-based incentives in the form of restricted stock and/or stock options. In fiscal 2006, the Compensation Committee approved compensation for the Corporation’s named executive officers consisting of base salary and, for certain executives, bonus payments.

The Committee considers market information from published survey data, experience levels and the compensation practices of companies in the Corporation’s industry to determine whether the Corporation’s compensation structure: (a) is competitive in the industry; (b) motivates executive officers to achieve the Corporation’s business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders. The Committee’s goal is to set the Corporation’s executive officer total compensation at levels that are generally comparable to the market data, consistent with goals of the Corporation, and appropriate in light of experience levels and the expected contribution to the Corporation. The Committee typically targets between the fiftieth and the seventy-fifth percentile of market data from competitive companies for total executive officer compensation.

Our Executive Compensation Program consists of five components:

Base salary;

Performance and/or discretionary bonuses;

Equity-based incentives;

Medical and welfare benefits; and

Change in control agreements.

Base Salaries

Base salaries for our named executive officers reflect the experience, skills, knowledge and scope of their responsibilities, as well as competitive market conditions. Base salaries for the Corporation’s executive officers in fiscal 2006 were between the fiftieth and the seventy-fifth percentile level of comparable positions at other companies in the Corporation’s industry. The Committee intends to continue to review base salaries on an annual basis and will adjust compensation appropriately in order to attract and retain executives who manage the Corporation effectively, and align the interests of its executive officers with the long-term interests of stockholders.

Bonuses

Annual bonuses for fiscal 2006 for Kevin J. Oye, our Vice President of Systems and Technology and Richard J. Gaynor, our Chief Financial Officer were approved by the Compensation Committee based on an analysis of competitive compensation market data and on input from the Chief Executive Officer.

Equity Based Incentives

The Corporation’s equity incentive compensation program is designed to recognize scope of responsibilities, reward performance, motivate future performance, align the interests of the executive officers with our stockholders and retain the executive officers through the term of the awards. In determining the amounts of the long-term equity incentives to be awarded to each executive officer, the Committee takes into account the executive officer’s position with the Corporation, the executive officer’s past performance, the number and price of unvested options and restricted stock held by the executive officer and the long-term equity incentive awards made to individuals in similar positions at other comparable companies in the Corporation’s industry. Based upon these factors, the Committee determines the amount of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for stock ownership. The weight given to each of these factors varies among individuals at the Committee’s discretion.

During fiscal 2006, no executive officers were granted long-term equity incentives.

Benefits

We make available the following benefits to our named executive officers, generally on the same basis provided to all our employees:

Health, dental and vision insurance;

Employee assistance plan;

Medical and dependent care flex spending accounts;

Short and long-term disability;

Life insurance; and

401(K) plan.

We believe the benefits are comparable with the benefits offered by companies with which we compete for employees.

Change in Control Agreements

Each of Messrs. Oye and Gaynor, Daniel E. Smith, our President and Chief Executive Officer, John B. Scully, our Vice President of Worldwide Sales and Support, and John Dowling, our Vice President of Operations, has entered into a change in control agreement with the Corporation. Under these agreements, each option or restricted stock grant held by such officers which is scheduled to vest within the 12 months after the effectiveness of a change of control of the Corporation will instead vest immediately prior to the change in control. In addition, in the event of a “Subsequent Acquisition” of the Corporation (as defined in these agreements) following a change in control, all options or restricted stock granted by the Corporation to such officers will vest immediately prior to the effectiveness of such acquisition. If the officer is subject to any excise tax on amounts characterized as excess parachute payments, due to the benefits provided under this agreement, the officer shall be entitled to reimbursement of up to $1,000,000 for any excess parachute excise taxes the officer may incur.

In the event of a termination of an officer’s employment following a change in control, either by the surviving entity without cause or by the officer due to a constructive termination, (1) all options and restricted stock of the officer shall immediately vest, (2) the officer is entitled to continued paid coverage under the Corporation’s group health plans for 18 months after such termination, (3) the officer shall receive a pro rata portion of his performance bonus, if any, for the year in which the termination occurred, (4) the officer shall receive an amount equal to 18 months of his base salary and (5) the officer shall receive an amount equal to 150% of his annual performance bonus, if any, for the year in which the termination occurred.

Under these agreements, each officer agrees to execute a release of claims in a form satisfactory to the Corporation, to abide by the Corporation’s confidentiality and proprietary rights agreements and, for a period of one year after such termination, not to solicit the Corporation’s employees or customers.

Accounting and Tax Considerations

The Committee does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on the Corporation in the near future. The Committee believes that stock options granted under the Corporation’s stock plans meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to such options will not count toward the $1 million deduction limit. The Committee’s general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

Chief Executive Officer Compensation

Mr. Smith has served as the Corporation’s Chief Executive Officer since October 1998. At his request, Mr. Smith’s base salary for fiscal 2006 remained unchanged and is set below the twenty-fifth percentile of the surveyed data. Upon review of Mr. Smith’s long-term equity incentives, the Committee determined that the current stock holdings of Mr. Smith adequately aligned his interests with those of the stockholders and therefore Mr. Smith was not granted any restricted stock or stock option awards in fiscal 2006. Mr. Smith was not eligible for and was not paid a performance bonus in fiscal 2006. The Committee may adjust Mr. Smith’s compensation in the future, based upon comparative salaries of chief executive officers in the Corporation’s industry, and other factors which may include the financial performance of the Corporation and Mr. Smith’s success in meeting strategic goals.

Respectfully submitted by the Compensation Committee:

Timothy A. Barrows

Paul J. Ferri

Certain Relationships and Related Transactions

In July 2000, the Corporation and the Chairman of the Corporation’s Board (the “Chairman”), entered into an Investor Agreement with Tejas Networks India Private Limited, a private company incorporated in India (“Tejas”), pursuant to which the Corporation and the Chairman each invested $2.2 million in Tejas in exchange for equity shares of Tejas. The Chairman also serves as the Chairman of the Board of Directors of Tejas. An executive officer of the Corporation also serves as a member of the Board of Directors of Tejas. The Corporation has entered into various agreements with Tejas under which the Corporation has licensed certain proprietary software development tools to Tejas, and Tejas will assist the Corporation’s business development efforts in India and also provide maintenance and other services to the Corporation’s customers in India, if any. During the years ended July 31, 2006 and 2005, the Corporation recognized revenue relating to transactions with Tejas of $0.3 million and $0.1 million, respectively. During the year ended July 31, 2004, the Corporation did not engage in any material transactions with Tejas.

Eastern Research, Inc., a company acquired by the Corporation on September 6, 2006, executed an OEM agreement with Tejas in March of 2006 under which Tejas provided Eastern Research with hardware, software and support for the sale of the OM 1000 product. In April of 2007 the OEM agreement with Tejas was amended to assign the agreement to the Corporation and add the OM 1500 and OM 4000 products.

All transactions involving the Corporation and its officers, directors, principal stockholders and their affiliates, including those since the Corporation’s initial public offering, will be and have been approved by a majority of the Board, including a majority of the independent and disinterested directors on the Board, and will be and have been on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties.

Compensation Committee Interlocks and Insider Participation

Neither of the members of the Committee is currently, or has been, at any time since the Corporation’s formation, an officer or employee of the Corporation. No interlocking relationship exists between any member of the Corporation’s Board or the Committee and any member of the board or compensation committee of any other company.

Summary Compensation Table

The table below sets forth, for the fiscal year ended July 31, 2006, the compensation earned by the Corporation’s Chief Executive Officer and the four other most highly compensated individuals who were serving as executive officers at the end of fiscal 2006, or who served as executive officers during fiscal 2006. Collectively, all of these individuals are referred to below as the “Named Executive Officers”.

In accordance with the rules of the Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Corporation’s salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person’s salary and bonus shown in the table. In the table below, columns required by the regulations of the Commission have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table(1)

	Annual Compensation						Long-Term Compensation Awards Securities Underlying Options/ SARS (#)	All Other Compensation ($)
	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)
Daniel E. Smith President and Chief Executive Officer	2006	100,000		—		—	—	—
	2005	100,000		—		—	—	—
	2004	100,000		—		—	—	—

Araldo Menegon Vice President, Worldwide Sales and Support	2006	200,000		211,750	(2)	—	—	—
	2005	200,000		156,800	(2)	—	—	—
	2004	200,000		162,900	(2)	—	—	—

Richard J. Gaynor Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary	2006	233,000		86,250		—	—	—
	2005	173,000	(3)	66,700	(3)	—	1,000,000	—
	2004	—		—		—	—	—

Kevin J. Oye Vice President, Systems and Technology	2006	224,000		82,500		—	—	—
	2005	210,000		80,000		—	—	—
	2004	205,000		68,750		—	—	—

Alan R. Cormier General Counsel	2006	198,000		—		—	—	—
	2005	107,000	(4)	—		—	50,000	—
	2004	—		—		—	—	—

(1)	As of July 31, 2006, the remaining number of shares of restricted Common Stock held by the Named Executive Officers that had not vested and the value of this restricted Common Stock was as follows: Mr. Menegon: 425,000 shares, $357,000, Mr. Gaynor: 650,000 shares, $0 and Mr. Cormier: 35,000 shares, $0. The value is based on the fair market value at July 31, 2006 ($3.63 per share as quoted on the Nasdaq National Market) less the purchase price paid per share. Holders of restricted Common Stock are entitled to receive any dividends the Corporation may pay on its Common Stock.
(2)	Consists of sales commissions paid in the fiscal year.
(3)	Mr. Gaynor joined the Corporation as Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Secretary in October 2004. He resigned as Secretary in November 2006, and was elected as Assistant Secretary of the Corporation
(4)	Mr. Cormier joined the Corporation as General Counsel and Assistant Secretary in December 2004. Effective November 2006, Mr. Cormier was elected Secretary of the Corporation.

Option Grants in Last Fiscal Year

There were no options granted in the Corporation’s fiscal year ended July 31, 2006 to any Named Executive Officer.

Option Exercises and Fiscal Year-End Values

The following table provides the specified information concerning option exercises in the last fiscal year and unexercised options held as of July 31, 2006 by the Corporation’s Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-end (#)		Value of Unexercised In-the-Money Options at Fiscal Year-end ($) (2)
Name			Exercisable (1)	Unexercisable	Exercisable	Unexercisable
Daniel E. Smith	—	—	—	—	—	—
Araldo Menegon	—	—	1,700,000	—	1,428,000	—
Richard J. Gaynor	—	—	1,000,000	—	—	—
Kevin J. Oye	—	—	2,114,457	—	290,000	—
Alan R. Cormier	—	—	50,000	—	—	—

(1)	Options granted under the Corporation’s 1999 Stock Incentive Plan are exercisable immediately, subject to a repurchase right in favor of the Corporation which lapses as the option vests over periods ranging from three to five years.
(2)	Value is based on the difference between the option exercise price and the fair market value at July 31, 2006 ($3.63 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

Equity Compensation Plan Information

The following table sets forth certain information as of July 31, 2006 with respect to compensation plans under which shares of the Corporation’s common stock may be issued:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders (1)	21,181,848	$6.68	125,919,985
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	21,181,848	$6.68	125,919,985

Employment and Other Arrangements

Araldo Menegon, the Corporation’s former Vice President of Worldwide Sales and Support, resigned as an executive officer effective September 6, 2006. On September 6, 2006, Mr. Menegon and the Corporation entered into a Transition Agreement and Release, which provides that, in consideration of Mr. Menegon’s execution of such Agreement and Release and the continuation of his employment with the Corporation through September 6, 2007, Mr. Menegon will be covered under the Corporation’s health plan and receive pay during such period equal to his base salary at the time of his resignation, payable in accordance with the Corporation’s normal payroll practices. In addition, all stock options granted to Mr. Menegon during his employment will continue to vest through September 6, 2007. As part of the Agreement, Mr. Menegon also agreed to a general release of the Corporation, its affiliates and various related parties.

John B. Scully joined the Corporation as Vice President of Worldwide Sales and Support pursuant to a letter arrangement dated September 6, 2006. Under this arrangement, Mr. Scully’s base salary is $230,000 and he is eligible to receive an annual bonus of up to $245,000, payable quarterly. In addition, Mr. Scully was granted an option to purchase 500,000 shares of Common Stock of the Corporation at an exercise price of $3.58 under the 1999 Stock Incentive Plan. Such options are subject to a five year vesting schedule, vesting 20% one year from the commencement of his employment and 5% per quarter thereafter. Mr. Scully’s employment is at will and may be terminated at any time by either party for any reason, with or without cause.

The terms of employment for Mr. Cormier, our General Counsel, include a separation provision. Under Mr. Cormier’s agreement, on the termination of his employment by Mr. Cormier with good reason, or as a result of disability or death, or by the Corporation without cause, and on execution of a Separation Agreement and Release, Mr. Cormier will be entitled to continuation of his base salary as separation pay for a period of twelve months from his last day of active employment, or at the Corporation’s discretion, a lump sum payment of his annual base salary. In addition, the Corporation will pay Mr. Cormier’s health insurance premiums for such twelve month period.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purpose is to assist the Board in its oversight of the Corporation’s financial accounting, reporting and internal controls. Management is responsible for the preparation, presentation and integrity of the Corporation’s consolidated financial statements, the selection of appropriate accounting and financial reporting principles, and for the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee has reviewed and discussed with Sycamore’s management and PricewaterhouseCoopers LLP the audited consolidated financials statements of Sycamore contained in Sycamore’s Annual Report on Form 10-K for its fiscal year ended July 31, 2006. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements of Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of Sycamore’s consolidation financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with PricewaterhouseCoopers LLP its independence from Sycamore.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Sycamore’s Annual Report on Form 10-K for its fiscal year ended July 31, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee

Paul W. Chisholm (Chairman)

Paul J. Ferri

John W. Gerdelman

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation’s Common Stock during the period from July 31, 2001 through July 31, 2006, with the cumulative total return on the S&P 500 and the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on July 31, 2001 in the Corporation’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

	7/01	7/02	7/03	7/04	7/05	7/06
Sycamore Networks, Inc.	100	40	59	53	51	52
S&P 500	100	76	85	96	109	115
NASDAQ Telecommunications	100	50	73	92	97	90

Notwithstanding anything to the contrary set forth in any of the Corporation’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Commission, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Report of the Audit Committee and the Stock Performance Graph shall not be deemed incorporated by reference into any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 28, 2007, with respect to beneficial ownership of Sycamore’s Common Stock by: (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the shares of Common Stock outstanding as of such date; (ii) each director of the Corporation; (iii) Sycamore’s Chief Executive Officer and the four other highest paid executive officers identified in the Summary Compensation Table set forth above; and (iv) all directors and executive officers as a group.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Commission. Except as otherwise noted in the footnotes below, the Corporation believes that each person or entity named in the table has sole voting and investment power with respect to all shares of its Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of shares of Common Stock outstanding is based on 279,663,992 shares of Common Stock outstanding as of April 28, 2007. In computing the number of shares beneficially owned by a person named in the following table and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of April 28, 2007 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding
Gururaj Deshpande (2)	45,712,807	16.4
Daniel E. Smith (3)	42,936,349	15.4
Kevin J. Oye (4)	2,148,538	*
Richard J. Gaynor (5)	1,000,000	*
John B. Scully (6)	577,604	*
Alan R. Cormier (7)	50,200	*
Araldo Menegon (8)	1,700,000	*
Timothy A. Barrows (9)	1,988,663	*
Paul J. Ferri (9)	575,553	*
John W. Gerdelman (10)	281,850	*
Paul W. Chisholm (11)	210,000	*
Platyko Partners, L.P (3)	21,775,000	7.8
Third Avenue Management LLC (12)	21,379,646	7.6
The Gururaj Deshpande Grantor Retained Annuity Trust (2)	17,918,400	6.4
All executive officers and directors as a group (12 persons) (13)	100,080,802	35.8

*	Less than 1% of the total number of outstanding shares of Common Stock.
(1)	Except as otherwise noted, the address of each person is: c/o Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824.
(2)	Includes 2,937,500 shares held by the Deshpande Irrevocable Trust and 17,918,400 shares held by the Gururaj Deshpande Grantor Retained Annuity Trust. Mr. Deshpande’s wife serves as a trustee of each of these trusts. Mr. Deshpande disclaims beneficial ownership of these shares.
(3)	Includes 21,775,000 shares held by Platyko Partners, L.P., of which Mr. Smith and his wife serve as general partners.
(4)	Includes 2,114,457 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.
(5)	Consists of 1,000,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.
(6)	Consists of 577,604 shares issuable pursuant to options, of which 500,000 are subject to a repurchase right which lapses as the shares vest. Although Mr. Scully was not a Named Executive Officer as of July 31, 2006, he became a Named Executive Officer as of September 6, 2006 and is, therefore, included in this table.

(7)	Includes 50,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.
(8)	Consists of 1,700,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest. Mr. Menegon resigned as an executive officer effective September 6, 2006.
(9)	For each of Messrs. Barrows and Ferri, includes 180,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest. Also includes 100,818 shares held by Matrix V Entrepreneurs Fund, L.P. Matrix V Management Co., LLC is the general partner of Matrix V Entrepreneurs Fund, L.P. Messrs. Barrows and Ferri, directors of the Corporation, are managing members of Matrix V Management Co., LLC. Messrs. Barrows and Ferri disclaim beneficial ownership of the shares held by Matrix V Entrepreneurs Fund, L.P. except to the extent of their pecuniary interests therein arising from their membership interests in Matrix V Management Co., LLC.
(10)	Includes 270,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.
(11)	Consists of 210,000 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.
(12)

According to a Schedule 13G filed on February 14, 2007, Third Avenue Management LLC was the beneficial owner of 21,379,646 shares of common stock. The address of Third Avenue Management LLC is 622 Third Avenue, 32nd Floor, New York, NY 10017.

(13)	Includes an aggregate of 6,282,061 shares issuable pursuant to options which are immediately exercisable and subject to a repurchase right which lapses as the shares vest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires the Corporation’s directors, executive officers and holders of more than 10% of the Corporation’s outstanding shares of Common Stock (collectively, “Reporting Persons”) to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended July 31, 2006, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 31, 2006.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2007 annual meeting of stockholders of the Corporation, proposals of stockholders must be received at the Corporation’s principal executive offices not later than October 1, 2007 and must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Corporation’s proxy statement for that meeting. In accordance with the Corporation’s Amended and Restated By-Laws, proposals of stockholders intended for presentation at the 2007 annual meeting of the stockholders of the Corporation (but not intended to be included in the proxy statement for that meeting) must be received no earlier than September 20, 2007 and no later than October 10, 2007. In order to curtail any controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to the attention of the Corporation’s Secretary.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

P R O X Y	SYCAMORE NETWORKS, INC. Proxy for Annual Meeting of Stockholders July 30, 2007

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel E. Smith and Richard J. Gaynor, and each of them, proxies, with full power of substitution, to vote all shares of stock of Sycamore Networks, Inc. (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on July 30, 2007 (the “Annual Meeting”) at 9:00 A.M., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824, and at any postponements and adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 22, 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SYCAMORE NETWORKS, INC.

C/O COMPUTERSHARE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.investorvote.com/scmr	OR	Vote–by-Telephone Call toll-free 1-800-652-VOTE (1-800-652-8683)

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Please mark votes as in this example

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE PROPOSALS IN ITEMS 1 AND 2.

1. To elect the following nominees to the Board of Directors to serve for three-year terms as Class I Directors and until their respective successors are elected and qualified:

Nominees:

(01) Robert E. Donahue and (02) John W. Gerdelman

☐ FOR	☐ WITHHELD

☐

For all nominees except as noted above. To withhold authority to vote for any individual nominee, write the name of the nominee on the above line.

2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending July 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐	MARK HERE FOR ADDRESS
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Signature Date

Signature Date